Exhibit 99.1

BioTime Announces Appointment of Chief Commercial Officer

William P. Tew, Ph.D. will lead commercial efforts for BioTime and its subsidiaries

ALAMEDA, Calif.--(BUSINESS WIRE)--June 29, 2011--BioTime, Inc. (NYSE Amex:BTX) today announced the appointment of its Vice President of Business Development, William P. Tew, Ph.D., to the additional position of Chief Commercial Officer. Dr. Tew will be responsible for the commercial operations of the BioTime family of companies and for near-term product development activities. Dr. Tew's commercial team will expand the depth and breadth of the BioTime companies’ product offerings and drive efforts to increase product revenue. BioTime and its subsidiaries presently offer an array of stem cell research products, including ACTCellerate™ human embryonic progenitor cell lines, ESpan cell culture media, cell differentiation kits, human embryonic stem cell lines produced under current Good Manufacturing Practices (cGMP), and Glycosan hydrogel extracellular matrix research products. BioTime’s blood plasma volume expander Hextend® is marketed by Hospira, Inc. and CJ CheilJedang Corp. under exclusive licensing agreements with BioTime.

Dr. Tew is an experienced biotechnology entrepreneur who has founded, built, and sold two successful revenue-generating biotechnology companies and has more than forty years of experience in developing and commercializing research products, medical devices, and sterile pharmaceuticals. Before joining BioTime, Dr. Tew was co-founder, President and Chief Executive Officer of Glycosan BioSystems, Inc., which was acquired by BioTime’s subsidiary OrthoCyte Corporation earlier this year. Dr. Tew founded Glycosan in 2006 and oversaw Glycosan's development and commercialization of an array of hydrogel extracellular matrix products, generating growing revenues and building a substantial base of customers at leading research universities. In 1980, Dr. Tew founded Chesapeake Biological Laboratories (CBL), where he served as chairman and CEO for almost two decades (1981-1999), developing and manufacturing bulk pharmaceuticals, parenteral drugs, and medical devices in compliance with FDA regulations. At CBL, Dr. Tew also led the design, validation, and operation of sterile filling and packaging facilities and implemented ISO 9001 quality-management systems. On a contract basis, CBL provided services to more than 200 pharmaceutical and biotechnology companies and contributed to the development and production of more than 100 therapeutic products. Total CBL revenues and profits grew steadily under Dr. Tew's leadership, and the Company was acquired by Cangene Corporation for $42 million in 2001.

In addition to his success as an entrepreneur, Dr. Tew has extensive experience in many aspects of life sciences, biopharmaceuticals, and technology licensing. He was on the research and teaching faculty at Johns Hopkins University School of Medicine from 1979-1983 and served as Associate Provost and Assistant Dean of Technology Licensing from 2000-2004. Dr. Tew received his Ph.D. in bio-inorganic chemistry from the University of Idaho in 1976, and was Postdoctoral Fellow in the Department of Biochemistry, The Johns Hopkins University School of Medicine from 1975 to 1977.

“Dr. Tew has a proven track record in building successful companies in the biotechnology industry, with a focus on rapid commercialization and revenue generation,” said Michael D. West, Ph.D., President and CEO of BioTime. “Along the way, he has developed expertise in manufacturing pharmaceuticals and medical devices and, in this capacity, will help us to meet our goals in bringing new products to the medical marketplace. In addition to leading our efforts to broaden distribution and increase the revenues of our research product lines, Bill is ideally suited for managing the development of HyStem®-Rx, which we plan to market as a cell delivery device, initially in Europe. Our goal is to complete the pre-clinical development of HyStem®-Rx during the second half of 2011, with clinical trials and applications for marketing approval to follow over the next two years. Bill’s leadership of our product marketing and near-term product development activities will enable the rest of BioTime's management to focus on our long-term therapeutic product development strategy, including the advancement into human clinical trials of products under development at our subsidiaries.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer, including using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Barbara JL Domingo, 510-521-3390, ext 313
Judith Segall, 510-521-3390, ext 301